  Moody National Reit II, Inc. - 8-K

Exhibit 10.3

Loan No. 10106606

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of September 20, 2016, by MOODY NATIONAL REIT II, INC., a Maryland corporation, having an address at 6363 Woodway, Suite 110, Houston, Texas 77057 (“Guarantor”) in favor of KeyBank National Association, a national banking association, having an address at 11501 Outlook, Suite 300, Overland Park, Kansas 66211, (together with its successors and assigns, “Lender”).

RECITALS

The following recitals are a material part of this Guaranty:

A.          Lender is making a loan in the principal sum of $45,000,000.00 (the “Loan”) to MOODY NATIONAL YALE-SEATTLE HOLDING, LLC, a Delaware limited liability company, (“Borrower”), on or about the date of this Guaranty. Guarantor has a significant financial interest in Lender’s making of the Loan to Borrower, and will realize significant financial benefit from the Loan. The Loan is evidenced by a Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”) and a Promissory Note (the “Note”) of even date herewith in the principal amount of the Loan from Borrower to Lender and is secured in part by one or more deeds of trust/mortgages/deeds to secure debt (the “Security Instrument”) encumbering Borrower’s interest in certain property which is commonly known as SpringHill Suites Seattle (the real estate, together with all improvements thereon and personal property associated therewith, is hereinafter collectively called the “Property”). The Loan Agreement, Note, Security Instrument, and all other documents and instruments existing now or after the date hereof that evidence, secure or otherwise relate to the Loan, including this Guaranty, any assignments of leases and rents, other assignments, security agreements, financing statements, other guaranties, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback or similar agreements or arrangements, together with all amendments, modifications, substitutions or replacements thereof, are sometimes herein collectively referred to as the “Loan Documents” or individually as a “Loan Document.” The Loan Documents are hereby incorporated by this reference as if fully set forth in this Guaranty.

B.          Lender has required that Guarantor guaranty to Lender the payment of the Liabilities (as such term is defined in Section 2.1 hereof).

C.           Lender is unwilling to make the Loan to Borrower absent this Guaranty.

AGREEMENT

In consideration of Lender’s agreement to make the Loan to Borrower and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Guarantor hereby states and agrees as follows:

1.           Request to Make Loan. Guarantor hereby requests that Lender make the Loan to Borrower and that Lender extend credit and give financial accommodations to Borrower, as Borrower may desire and as Lender may grant, from time to time, whether to the Borrower alone or to the Borrower and others, and specifically to make the Loan described in the Loan Documents.

2.           Guaranty of Liabilities.

2.1        Guarantor hereby absolutely and unconditionally guarantees full and punctual payment and performance when due of the following (collectively, the “Liabilities”):

(a)          all amounts that shall become due and owing to Lender at any time by virtue of or arising out of any of the acts, omissions, circumstances or conditions included in any of the Nonrecourse Carve-Outs (as hereinafter defined), including all renewals or extensions of any amount owing or obligation under the Nonrecourse Carve-Outs, all liability under the Nonrecourse Carve-Outs whether arising under the original Loan or any extension, modification, future advance, increase, amendment or modification thereof, interest due on amounts owing under the Nonrecourse Carve-Outs at the Default Rate specified in the Note, all expenses, including attorneys’ fees, incurred by Lender in connection with the enforcement of any of Lender’s rights under this Guaranty and all Administration and Enforcement Expenses (as hereinafter defined), to the extent the same arise out of or are incurred by Lender in respect of the Nonrecourse Carve-Outs (the foregoing are sometimes hereinafter collectively referred to as the “Nonrecourse Carve-Out Liabilities”). As used herein, the term “Nonrecourse Carve Outs” means any loss, damage, cost, expense or liability incurred by Lender (including attorneys’ fees and expenses and other collection and litigation expenses) arising out of or in connection with any of the following:

(i)           fraud or material willful misrepresentation by Borrower, Master Tenant , Principal or Guarantor (or any of their respective Affiliates are controlled by Borrower, Master Tenant, Principal and/or Guarantor) or any agent, employee or other person with actual or apparent authority to make statements or representations on behalf of Borrower, Master Tenant, Principal, or Guarantor (or any of their respective Affiliates which are controlled by Borrower, Master Tenant, Principal and/or Guarantor) in connection with the Loan (“apparent authority” meaning such authority as the principal knowingly or negligently permits the agent to assume, or which he holds the agent out as possessing);

(ii)          the gross negligence or willful misconduct of Borrower, Principal, Master Tenant or Guarantor (or any of their respective Affiliates which are controlled by Borrower, Master Tenant, Principal and/or Guarantor), agent, or employee of the foregoing;

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(iii)         material physical waste of the Property;

(iv)         the removal or disposal of any portion of the Property during the continuation of an Event of Default without the replacement of same, to the extent the same is material to the operation of the Property;

(v)          the misapplication, misappropriation, or conversion by Borrower (or any of its Affiliates which are controlled by Borrower, Master Tenant, Principal and/or Guarantor), Principal, Master Tenant or Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, (C) any Rents or other Property income or collateral proceeds, or (D) any Rents paid more than one month in advance (including, but not limited to, security deposits);

(vi)         during the continuation of an Event of Default, the failure to either apply rents or other Property income, whether collected before or after such Event of Default, to the ordinary, customary, and necessary expenses of operating the Property or, upon demand, to deliver such rents or other Property income to Lender;

(vii)        failure to maintain insurance or to pay taxes and assessments (unless Lender is escrowing funds therefor and fails to make such payments or has taken possession of the Property following an Event of Default, has received all Rents from the Property applicable to the period for which such insurance, taxes or other items are due, and thereafter fails to make such payments) to the extent that the revenue from the Property is sufficient to pay such amounts as well as other costs of servicing the Debt and of operating the Property;

(viii)       failure to pay charges for labor or materials or other charges or judgments that can create Liens on any portion of the Property, to the extent that the revenue from the Property is sufficient to pay such amounts as well as other costs of servicing the Debt and of operating the Property (and other than any election by Lender not to make funds held in any applicable Reserve Fund available therefor, so long as no Event of Default then exists and Borrower has otherwise complied with the applicable terms of the Loan Documents related to such disbursement);

(ix)         any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

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(x)          any failure by Borrower to comply with any of the representations, warranties or covenants set forth in Sections 4.1.37 or 5.1.19 of the Loan Agreement;

(xi)         Borrower and/or Master Tenant fails to permit on-site inspections of the Property, fails to maintain its status as a Special Purpose Entity or comply with any representation, warranty or covenant set forth in Section 4.1.30 of the Loan Agreement or fails to appoint a new property manager upon the request of Lender as permitted under the Loan Agreement, each as required by, and in accordance with, the terms and provisions of the Loan Agreement or the Security Instrument;

(xii)       Borrower and/or Master Tenant’s failure to comply with Section 2.7 of the Loan Agreement, the Cash Management Agreement and/or the Clearing Account Agreement relating to the establishment of a Clearing Account, a Cash Management Account, and/or the institution of cash management generally;

(xiii)      any amendment, modification or termination of the Master Lease without Lender’s consent;

(xiv)       any amendment or modification of the Franchise Agreement without Lender’s consent (to the extent such consent is required under the Loan Documents);

(xv)        the termination, surrender or cancellation of the Franchise Agreement by Master Tenant without Lender’s prior written consent or the termination or cancellation of the Franchise Agreement by Franchisor (as a result of the action or omission of Borrower or Master Tenant) prior to the expiration date of the Franchise Agreement unless such termination or cancellation is solely the result of Master Tenant’s failure to pay the franchise fees and other charges due under the Franchise Agreement and such failure to pay is solely the result of revenue from the Property being insufficient to pay such amounts as well as other costs of servicing the Debt and of operating the Property provided that the foregoing shall not apply to the extent that (A) Borrower would otherwise be liable under this subsection (xv) and (B) during the continuance of a Cash Sweep Period, Lender has not made funds available to Borrower to pay the charges described above; and/or

(xvi)      any loss, cost, expense, damage, claim or other obligation (including reasonable attorneys’ fees and court costs) incurred or suffered by Lender related, directly or indirectly, to the removal and/or modification of any shoring mechanisms located at or adjacent to the Property (including, without limitation, any tie-back rods and anchors and/or pins) pursuant to the Easement Agreement.

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(b)          (i) all payments due under the Note, including the repayment of all additional advances of any kind that may be made by Lender to Borrower, whether at stated maturity, by acceleration or otherwise, (ii) any and all renewals or extensions of any such item of indebtedness or obligation or any part thereof; (iii) all obligations and indebtedness of any kind or nature arising under any of the Loan Documents; (iv) any future advances that may be made by Lender related to the Loan or the Property, whether made to protect the security or otherwise, and whether or not evidenced by additional promissory notes or other evidences of indebtedness; (v) all interest due on all of the same; (vi) all expenses, including attorney’s fees, incurred by Lender in connection with the enforcement of Lender’s rights under this Guaranty and all Administration and Enforcement Expenses. PROVIDED HOWEVER, notwithstanding anything herein to the contrary, Lender shall not demand payment or commence any action to enforce Guarantor’s liability under this Section 2.1(b) (but in no event shall this provision apply to, or limit, restrict, or prohibit any demand by Lender or action to enforce Guarantor’s liability under Section 2.1(a) hereof, notwithstanding that obligations under said Section 2.1(a) may be included in obligations under this Section 2.1(b)) unless and until

(A)         Borrower fails to obtain Lender’s prior written consent to any voluntary Transfer as required by the Loan Agreement or the Security Instrument, which Transfer results in (x) the transfer of the Property, (y) a change in control of Borrower and/or Master Tenant, and/or (z) a transfer of a fifty percent (50%) or greater direct or indirect interest in Borrower or Master Tenant; (B) Borrower fails to obtain Lender’s prior written consent to any Indebtedness or voluntary Lien encumbering the Property; (C) Borrower and/or Master Tenant shall at any time hereafter make an assignment for the benefit of its creditors; (D) Borrower and/or Master Tenant fails to maintain its status as a Special Purpose Entity or comply with any representation, warranty or covenant set forth in Section 4.1.30 of the Loan Agreement as required by, and in accordance with, the terms and provisions of the Loan Agreement or the Security Instrument, and such failure is cited as a factor in the substantive consolidation of Borrower and/or Master Tenant with any other person; (E) Borrower, Master Tenant or any Principal admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (F) Borrower fails to make the first full monthly payment of principal and interest on or before the first Payment Date; (G) Borrower and/or Master Tenant files (other than at Lender’s request), consents to, or acquiesces in a petition for bankruptcy, insolvency, dissolution or liquidation under the Bankruptcy Code or any other Federal or State bankruptcy or insolvency law, or there is a filing of an involuntary petition against Borrower, Master Tenant or any Principal under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Borrower, Master Tenant or Guarantor or any Principal colludes with, or otherwise assists any party in connection with such filing, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Master Tenant or such Principal from any party; or (H) there is substantive consolidation of Borrower, Master Tenant or any Restricted Party with any other Person in connection with any federal or state bankruptcy proceeding involving Guarantor or any of Affiliate of Guarantor and one of the factors cited as the bases therefor is a breach by Borrower or Master Tenant of any representation, warranty or covenant contained in Section 4.1.30 of the Loan Agreement.

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(c)          Nothing herein shall be deemed to constitute a waiver by Lender of any right Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt.

2.2         Upon the request of Lender, Guarantor shall immediately pay or perform the Liabilities when they or any of them become due or are to be paid or performed under the term of any of the Loan Documents. Any amounts received by Lender from any sources other than Guarantor and applied by Lender towards the payment of the Liabilities shall be applied in such order of application as Lender may from time to time elect. All Liabilities shall conclusively be presumed to have been created, extended, contracted, or incurred by Lender in reliance upon this Guaranty and all dealings between Borrower and Lender shall likewise be presumed to be in reliance upon this Guaranty. Payments by Guarantor to Lender pursuant to this Guaranty shall be applied against payment of the Liabilities and any other reimbursement obligations of Guarantor pursuant to this Guaranty (including, without limitation, Section 2.1 hereof) in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit to the payment or reduction of the foregoing obligations of Guarantor as Lender may elect.

2.3         For the purpose of this Guaranty, “Administration and Enforcement Expenses” shall mean all fees and expenses incurred at any time or from time to time by Lender, including legal (whether for the purpose of advice, negotiation, documentation, defense, enforcement or otherwise), accounting, financial advisory, auditing, rating agency, appraisal, valuation, title or title insurance, engineering, environmental, collection agency, or other expert or consulting or similar services, in connection with: (a) the origination of the Loan (provided, however, that so long as Borrower shall have paid the fees and expenses relating to origination of the Loan as of the Closing Date, interest shall not accrue thereon), including the negotiation and preparation of the Loan Documents and any amendments or modifications of the Loan or the Loan Documents, whether or not consummated; (b) the administration, servicing or enforcement of the Loan or the Loan Documents, including any request for interpretation or modification of the Loan Documents or any matter related to the Loan or the servicing thereof (which shall include the consideration of any requests for consents, waivers, modifications, approvals, lease reviews or similar matters and any proposed transfer of the Property or any interest therein), (c) any litigation, contest, dispute, suit, arbitration, mediation, proceeding or action (whether instituted by or against Lender, including actions brought by or on behalf of Borrower or Borrower’s bankruptcy estate or any indemnitor or guarantor of the Loan or any other person) in any way relating to the Loan or the Loan Documents including in connection with any bankruptcy, reorganization, insolvency, or receivership proceeding; (d) any attempt to enforce any rights of Lender against Borrower or any other person that may be obligated to Lender by virtue of any Loan Document or otherwise whether or not litigation is commenced in pursuance of such rights; and (e) protection, enforcement against, or liquidation of the Property or any other collateral for the Loan, including any attempt to inspect, verify, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Loan, the Property or any other collateral for the Loan. Provided no Event of Default has occurred, fees and expenses related solely to origination and administration of the Loan shall be limited to reasonable fees and expenses, but charges of rating agencies, governmental entities or other third parties that are outside of the control of Lender shall not be subject to the reasonableness standard.

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3.           Additional Advances, Renewals, Extensions and Releases. Guarantor hereby agrees and consents that, without notice to or further consent by Guarantor, Lender may make additional advances with respect to the Loan or the Property, and the obligations of Borrower or any other party in connection with the Loan may be renewed, extended, modified, accelerated or released by Lender as Lender may deem advisable, and any collateral the Lender may hold or in which the Lender may have an interest may be exchanged, sold, released or surrendered by it, as it may deem advisable, without impairing or affecting the obligations of Guarantor hereunder in any way whatsoever.

4.           Waivers.

4.1         Guarantor hereby waives each of the following: (a) any and all notice of the acceptance of this Guaranty or of the creation, renewal or accrual of any Liabilities or the Debt, present or future (including any additional advances made by Lender under the Loan Documents); (b) the reliance of Lender upon this Guaranty; (c) notice of the existence or creation of any Loan Document or of any of the Liabilities or the Debt; (d) protest, presentment, demand for payment, notice of default or nonpayment, notice of dishonor to or upon Guarantor, Borrower or any other party liable for any of the Liabilities or the Debt; (e) any and all other notices or formalities to which Guarantor may otherwise be entitled, including notice of Lender’s granting the Borrower any indulgences or extensions of time on the payment of any Liabilities or the Debt; and (f) promptness in making any claim or demand hereunder.

4.2         No delay or failure on the part of Lender in the exercise of any right or remedy against either Borrower or Guarantor shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy herein shall preclude other or further exercise thereof or of any other right or remedy whether contained herein or in the Note or any of the other Loan Documents. No action of Lender permitted hereunder shall in any way impair or affect this Guaranty.

4.3         Guarantor acknowledges and agrees that Guarantor shall be and remain absolutely and unconditionally liable for the full amount of all Liabilities notwithstanding any of the following, and Guarantor waives any defense or counterclaims, other than compulsory counterclaims, to which Guarantor may be entitled, based upon any of the following, in any proceeding (without prejudice to assert the same in a separate cause of action at a later time):

(a)          Any or all of the Liabilities being or hereafter becoming invalid or otherwise unenforceable for any reason whatsoever or being or hereafter becoming released or discharged, in whole or in part, whether pursuant to a proceeding under any bankruptcy or insolvency laws or otherwise; or

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(b)          Lender failing or delaying to properly perfect or continue the perfection of any security interest or lien on any property which secures any of the Liabilities, or to protect the property covered by such security interest or enforce its rights respecting such property or security interest; or

(c)          Lender failing to give notice of any disposition of any property serving as collateral for any Liabilities or failing to dispose of such collateral in a commercially reasonable manner; or

(d)          Any other circumstance that might otherwise constitute a defense other than payment in full of the Liabilities.

5.           Guaranty of Payment. Guarantor agrees that Guarantor’s liability hereunder is primary, absolute and unconditional without regard to the liability of any other party. This Guaranty shall be construed as an absolute, irrevocable and unconditional guaranty of payment and performance (and not a guaranty of collection), without regard to the validity, regularity or enforceability of any of the Liabilities.

6.           Guaranty Effective Regardless of Collateral. This Guaranty is made and shall continue as to any and all Liabilities without regard to any liens or security interests in any collateral, the validity, effectiveness or enforceability of such liens or security interests, or the existence or validity of any other guaranties or rights of Lender against any other obligors. Any and all such collateral, security, guaranties and rights against other obligors, if any, may from time to time without notice to or consent of Guarantor, be granted, sold, released, surrendered, exchanged, settled, compromised, waived, subordinated or modified, with or without consideration, on such terms or conditions as may be acceptable to Lender, without in any manner affecting or impairing the liabilities of Guarantor. Without limiting the generality of the foregoing, it is acknowledged that Guarantor’s liability hereunder shall survive any foreclosure proceeding, any foreclosure sale, any delivery of a deed in lieu of foreclosure, and any release of record of the Security Instrument.

7.           Additional Credit. Credit or financial accommodation may be granted or continued from time to time by Lender to Borrower regardless of Borrower’s financial or other condition at the time of any such grant or continuation, without notice to or the consent of Guarantor and without affecting Guarantor’s obligations hereunder. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower.

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8.           Rescission of Payments. If at any time payment of any of the Liabilities or any part thereof is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or under any other circumstances whatsoever, this Guaranty shall, upon such rescission, restoration or return, continue to be effective or shall (if previously terminated) be reinstated, as the case may be, as if such payment had not been made.

9.           Additional Waivers. So long as any portion of the Liabilities or Debt remains unpaid and undefeased or any claim for Liabilities remains pending or any portion of the Liabilities or Debt (or any security therefor) that has been paid to Lender remains pending, or, for up to a one hundred eighty (180) day period after the payment or defeasance in full of the Loan (and so long as no claim for Liabilities remains pending), remains subject to invalidation, reversal or avoidance as a preference, fraudulent transfer or for any other reason whatsoever (whether under bankruptcy or non-bankruptcy law) to being set aside or required to be repaid to Borrower as a debtor in possession or to any trustee in bankruptcy, Guarantor irrevocably waives (a) any rights which it may acquire against Borrower by way of subrogation under this Guaranty or by virtue of any payment made hereunder (whether contractual, under the Bankruptcy Code or similar state or federal statute, under common law, or otherwise), (b) all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against Borrower that may have arisen in connection with this Guaranty, (c) any right to participate in any way in the Loan Documents or in the right, title and interest in any collateral securing the payment of Borrower’s obligations to Lender, and (d) all rights, remedies and claims relating to any of the foregoing at any time prior to such time as the Debt has been paid or defeased in full and no claim in respect of the Liabilities remains pending. If any amount is paid to Guarantor on account of subrogation rights or otherwise at any time prior to such time as the Debt has been paid or defeased in full and no claim in respect of the Liabilities remains pending, such amount shall be held in trust for Lender’s benefit and shall forthwith be paid to Lender to be applied to the Debt (or, if the Debt has been paid of defeased in full but there is a pending claim in respect of the Liabilities, held as cash collateral in respect thereof), whether matured or unmatured, in such order as Lender shall determine.

10.         Independent Obligations. The obligations of Guarantor are independent of the obligations of Borrower, and a separate action or actions for payment, damages or performance may be brought and prosecuted against Guarantor, whether or not an action is brought against Borrower or the security for Borrower’s obligations, and whether or not Borrower is joined in any such action or actions. Guarantor expressly waives any requirement that Lender institute suit against Borrower or any other persons, or exercise or exhaust its remedies or rights against Borrower or against any other person, other guarantor, or other collateral securing all or any part of the Liabilities, prior to enforcing any rights Lender has under this Guaranty or otherwise. Lender may pursue all or any such remedies at one or more different times without in any way impairing its rights or remedies hereunder. Guarantor hereby further waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. If there shall be more than one guarantor with respect to any of the Liabilities, then the obligations of each such guarantor shall be joint and several.

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11.         Subordination of Indebtedness of Borrower to Guarantor. Any indebtedness of Borrower to Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation or reimbursement Guarantor may have as a result of any payment by Guarantor under this Guaranty, collectively “Guarantor Claims”) is hereby subordinated to the prior payment in full of the Liabilities. Guarantor agrees that following the occurrence and during the continuance of an Event of Default, until such time as the Debt has been paid or defeased in full and no claim in respect of the Liabilities remains pending, Guarantor will not seek, accept or retain for Guarantor’s own account, any payment (whether for principal, interest, or otherwise) from Borrower for or on account of such subordinated debt. Following the occurrence and during the continuance of an Event of Default, any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Liabilities or Debt, as Lender determines in its discretion, without impairing or releasing the obligations of Guarantor hereunder. Guarantor hereby unconditionally and irrevocably agrees that (a) Guarantor will not at any time while the Liabilities remain unpaid, assert against Borrower (or Borrower’s estate in the event that Borrower becomes the subject of any case or proceeding under any federal or state bankruptcy or insolvency laws) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay Lender, including the Liabilities, and any and all obligations which Guarantor may perform, satisfy or discharge, under or with respect to the Guaranty, and (b) Guarantor subordinates to the Debt all such rights and claims to indemnification, reimbursement, contribution or payment that Guarantor may have now or at any time against Borrower (or Borrower’s estate in the event that Borrower becomes the subject of any case or proceeding under any federal or state bankruptcy or insolvency laws).

12.         Claims in Bankruptcy. Guarantor shall file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Borrower to Guarantor in respect of any rights of subrogation or reimbursement. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Guarantor hereby irrevocably appoints Lender its attorney-in-fact, which appointment is coupled with an interest, to file any such claim that Guarantor may fail to file, in the name of Guarantor or, in Lender’s discretion, to assign the claim and to cause proof of claim to be filed in the name of Lender’s nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount thereof and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled.

13.         Guarantor’s Representations and Warranties. Each Guarantor represents, warrants and covenants to and with Lender that, with respect to itself only,:

13.1       There is no action or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before any court or administrative agency which could reasonably be expected to result in any material adverse change in the business or financial condition or operations of Guarantor, Borrower, Master Tenant and/or the Property which could reasonably be expected, either individually or in the aggregate, to have a material adverse effect on Guarantor’s ability to perform its obligations hereunder or under the Environmental Indemnity Agreement executed by Guarantor for the benefit of Lender in connection with the Loan (the “Environmental Indemnity Agreement”);

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13.2       Guarantor has filed all Federal and state income tax returns which Guarantor has been required to file, and has paid all taxes as shown on said returns and on all assessments received by Guarantor to the extent that such taxes have become due;

13.3       Neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound;

13.4       This Guaranty is a valid and legally binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms;

13.5       Guarantor has either (i) examined the Loan Documents or (ii) has had an opportunity to examine the Loan Documents and has waived the right to examine them;

13.6       Guarantor has the full power, authority, and legal right to execute and deliver this Guaranty. If Guarantor is not an individual, (i) Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation, and (ii) the execution, delivery and performance of this Guaranty by Guarantor has been duly and validly authorized and the person(s) signing this Guaranty on Guarantor’s behalf has been validly authorized and directed to sign this Guaranty; and

13.7       So long as the Loan and any of the obligations set forth in the Loan Documents remain outstanding, Guarantor collectively shall maintain (i) a minimum Net Worth of not less than $25,000,000.00 and (ii) Liquidity of no less than $4,500,000.00. For the purposes hereof, Guarantor’s Net Worth and Liquidity shall be determined by Lender in its reasonable discretion, at any time and from time to time, and Guarantor’s net worth shall exclude any equity attributable to the Property.

As used herein:

“Net Worth” shall mean, as of a given date, (i) the fair market value of a Guarantor’s total assets as of such date (and for the avoidance of doubt and notwithstanding anything to the contrary contained herein, the calculation of Net Worth shall exclude any equity attributable to the Property) less (ii) such Guarantor’s total liabilities as of such date, determined in accordance with generally accepted accounting principles, consistently applied.

“Liquidity” shall mean (a) unencumbered Cash and Cash Equivalents of Guarantor and (b) marketable securities of Guarantor, each valued in accordance with GAAP (or other principles acceptable to Lender).

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“Cash and Cash Equivalents” shall mean all unrestricted or unencumbered (A) cash and (B) any of the following: (x) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States; (y) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof which, at the time of acquisition, has one of the two highest ratings obtainable from any two (2) of Standard & Poor’s Corporation, Moody’s Investors Service, Inc. or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Lender) and is not listed for possible down-grade in any publication of any of the foregoing rating services; (z) domestic certificates of deposit or domestic time deposits or repurchase agreements issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $1,000,000,000.00, which commercial bank has a rating of at least either AA or such comparable rating from Standard & Poor’s Corporation or Moody’s Investors Service, Inc., respectively; (aa) any funds deposited or invested by Guarantor in accounts maintained with Lender and which are not held in escrow for, or pledged as security for, any obligations of Guarantor, Borrower and/or any of their affiliates; (bb) money market funds having assets under management in excess of $2,000,000,000.00 and/or (cc) any unrestricted stock, shares, certificates, bonds, debentures, notes or other instrument which constitutes a “security” under the Security Act of 1933 (other than Guarantor, Borrower and/or any of their affiliates) which are freely tradable on any nationally recognized securities exchange and are not otherwise encumbered by Guarantor.

14.         Notice of Litigation. Guarantor shall promptly give Lender notice of all litigation or proceedings before any court or Governmental Authority affecting Guarantor or its property, except litigation or proceedings which, if adversely determined, could not reasonably be expected to have a material adverse effect on the financial condition or operations of Guarantor or its ability to perform any of its obligations hereunder.

15.         Access to Records. Guarantor shall give Lender and its representatives access to, and permit Lender and such representatives to examine, copy or make extracts from, any and all books, records and documents in the possession of Guarantor relating to the performance of Guarantor’s obligations hereunder and under any of the Loan Documents, upon reasonable notice and all at such times during normal business hours and as often as Lender may reasonably request. If Guarantor is not an individual, Guarantor shall continuously maintain its existence and, except with Lender’s prior written consent shall not dissolve or permit its dissolution.

16.         Assignment by Lender. In connection with any sale, assignment or transfer of the Loan, Lender may sell, assign or transfer this Guaranty and all or any of its rights, privileges, interests and remedies hereunder to any other person or entity whatsoever without notice to or consent by Guarantor, and in such event the assignee shall be entitled to the benefits of this Guaranty and to exercise all rights, interests and remedies as fully as Lender.

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17.         Termination. This Guaranty shall terminate only when the Debt has been paid or defeased in full and all Liabilities have been paid in full, including all interest thereon, late charges and other charges and fees included within the Liabilities and the Debt. When the conditions described above have been fully met, Lender will, upon request, furnish to Guarantor a written cancellation of this Guaranty.

18.         Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	KeyBank National Association
11501 Outlook, Suite 300
Overland Park, Kansas 66211
Facsimile No.: 877-379-1625
Attention: Loan Servicing

with a copy to:	Katten Muchin Rosenman LLP
550 South Tryon Street, Suite 2900
Charlotte, North Carolina 28202
Attention: Daniel S. Huffenus, Esq.
Facsimile No.: (704) 444-2050

If to Guarantor:	Moody National REIT II, Inc.
6363 Woodway, Suite 110
Houston, Texas 77057
Attention: Brett C. Moody
Facsimile No.: (713) 997-7505

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

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19.        Waiver of Jury Trial. TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

20.         Miscellaneous. This Guaranty shall be a continuing guaranty. This Guaranty shall bind the heirs, successors and assigns of Guarantor (except that Guarantor may not assign his, her, or its liabilities under this Guaranty without the prior written consent of Lender, which consent Lender may in its discretion withhold), and shall inure to the benefit of Lender, its successors, transferees and assigns. Each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law. Neither this Guaranty nor any of the terms hereof, including the provisions of this Section, may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Guaranty; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Guaranty; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Guaranty. This Guaranty may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. As used in this Guaranty, (i) the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to,” (ii) any pronoun used herein shall be deemed to cover all genders, and words importing the singular number shall mean and include the plural number, and vice versa, (iii) all captions to the Sections hereof are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Guaranty, (iv) no inference in favor of, or against, Lender or Guarantor shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document, (v) the term “Borrower” shall mean individually and collectively, jointly and severally, each Borrower (if more than one) and shall include the successors (including any subsequent owner or owners of the Property in fee simple or any part thereof or any fee simple interest therein and Borrower in its capacity as debtor-in-possession after the commencement of any bankruptcy proceeding), assigns, heirs, personal representatives, executors and administrators of Borrower, (vi) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or,” (vii) the words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision or section of this Guaranty, and (viii) an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender. Wherever Lender’s judgment, consent, approval or discretion is required under this Guaranty or Lender shall have an option, election, or right of determination or any other power to decide any matter relating to the terms of this Guaranty, including any right to determine that something is satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender except as may be otherwise expressly and specifically provided herein. Such Decision Power and each other power granted to Lender upon this Guaranty or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer or attorney-in-fact), and Guarantor hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent. If any provision of this Guaranty is held invalid or unenforceable by final and unappealable judgment of the court having jurisdiction over the matter and persons, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision, its application in other circumstances, or the remaining provisions of this Guaranty. Any capitalized terms used in this Guaranty and not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

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21.         Applicable Law; Jurisdiction and Venue.

(a)          LENDER HAS OFFICES IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK (“GOVERNING STATE”), WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS (“ACTION”) MAY AT LENDER’S OPTION BE INSTITUTED IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF LENDER BE TRANSFERRED TO) ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE OR FORUM NON CONVENIENS OF ANY SUCH ACTION, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY ACTION. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

Sneed, Vine & Perry, P.C.
900 Congress Avenue, Suite 300
Austin, Texas 78701
Attention: Adam S. Wilk, Esq.
Facsimile: (512) 476-1825

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH ACTION IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

22.         OFAC. Guarantor hereby represents, warrants and covenants that Guarantor is not (and will not be) a person with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and, to the best of Guarantor’s knowledge, is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Guarantor hereby covenants to provide Lender with any additional information that Lender reasonably deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

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IN WITNESS WHEREOF, Guarantor has executed or caused this Guaranty to be executed as of the day and year first above written.

GUARANTOR:

MOODY NATIONAL REIT II, INC., a Maryland corporation

By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer

Signature Page To Guaranty Agreement